    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 1997.
                                                      REGISTRATION NO. 333-34791


--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------


                              CARMIKE CINEMAS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ----------------

               DELAWARE                                         58-1469127
    (State or other jurisdiction of                   (I.R.S. Employer Identification No.)
    incorporation or organization)

                                1301 FIRST AVENUE
                             COLUMBUS, GEORGIA 31901
                                 (706) 576-3400
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)

                                ----------------
                              JOHN O. BARWICK, III
                             VICE PRESIDENT--FINANCE
                              CARMIKE CINEMAS, INC.
                                1301 FIRST AVENUE
                             COLUMBUS, GEORGIA 31901
                                 (706) 576-3400
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                ----------------
                                 With a copy to:
                            PATRICIA A. WILSON, ESQ.
                              TROUTMAN SANDERS LLP
                          NATIONSBANK PLAZA, SUITE 5200
                           600 PEACHTREE STREET, N.E.
                           ATLANTA, GEORGIA 30308-2216
                                 (404) 885-3000
                                ----------------
                APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE
            TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE
                      DATE OF THIS REGISTRATION STATEMENT.
                                ----------------
    IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. | |

    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. |X|

    IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. | |

    IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. | |

    IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. | |

                                ----------------

                                            CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED             PROPOSED
                                                            MAXIMUM              MAXIMUM
    TITLE OF EACH CLASS OF           AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING           AMOUNT OF
  SECURITIES TO BE REGISTERED         REGISTERED             SHARE*               PRICE*              REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par           128,986 shares          $30 13/16          $3,974,382                $1,205
value $.03 per share
-------------------------------------------------------------------------------------------------------------------------

         *Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of the Company's Class A Common Stock on August 25, 1997 as reported by the New York Stock Exchange.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                SUBJECT TO COMPLETION, DATED NOVEMBER 7, 1997


                                 128,986 SHARES

                              CARMIKE CINEMAS, INC.

                              CLASS A COMMON STOCK

         The 128,986 shares (the "Shares") of Class A Common Stock, par value $.03 per share (the "Class A Common Stock"), of Carmike Cinemas, Inc. (the "Company" or "Carmike") offered hereby are being offered for the account of the selling shareholders of the Company identified herein (the "Selling Shareholders"). The Shares offered hereby were issued by the Company in connection with the Company's acquisition of First International Theatres. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. See "Selling Shareholders."

         The Selling Shareholders, directly, or through agents or broker-dealers designated from time to time, may sell the Shares from time to time on terms to be determined at the time of sale. To the extent required, the number of Shares to be sold, the names of any agent or broker-dealer and any applicable commission or discount with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. The Selling Shareholders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents. The Company has agreed to bear all of the expenses (other than commissions, underwriting discounts and fees of any counsel of the Selling Shareholders) in connection with the registration and sale of the Shares being offered by the Selling Shareholders. See "Plan of Distribution."

        The Class A Common Stock has one vote per share, while the Company's Class B Common Stock, par value $.03 per share (the "Class B Common Stock", and together with the Class A Common Stock, the "Common Stock"), has ten votes per share. Through its ownership of all the outstanding shares of the Class B Common Stock as well as certain shares of the Class A Common Stock, the Patrick Family (as hereinafter defined) holds approximately 59% of the voting power of the outstanding Common Stock, and thereby controls the outcome of all matters requiring a vote of stockholders (except those matters requiring approval of both classes voting separately).


         The Class A Common Stock is listed on the New York Stock Exchange under the symbol "CKE." On November 5, 1997, the last reported sales price of the Class A Common Stock on the New York Stock Exchange was $32 3/8 per share.


         FOR A DISCUSSION OF CERTAIN RISKS OF AN INVESTMENT IN THE SHARES OF CLASS A COMMON STOCK OFFERED HEREBY, SEE "RISK FACTORS" ON PAGES 4 THROUGH 5.

         The Selling Shareholders and any agents or broker-dealers that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on their resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" herein for indemnification arrangements among the Company and the Selling Shareholders.

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------


               The date of this Prospectus is November __, 1997

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the offices of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information can also be obtained from the Web Site that the Commission maintains at www.sec.gov. In addition, reports, proxy statements and other information concerning the Company (Symbol: CKE) can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which the Common Stock is listed.

         This Prospectus constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act with respect to the shares of Class A Common Stock offered hereby. This Prospectus omits certain of the information contained in the Registration Statement as permitted by the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company, the Selling Shareholders and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents have been previously filed by the Company with the Commission and are hereby incorporated by reference in this Prospectus as of their respective dates:


         (a) Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Amendment No. 1 on Form 10-K/A;


         (b)   Quarterly Report on Form 10-Q for the quarter ended March 31,
               1997;

         (c) Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; and

         (d) Registration Statement on Form 8-A registering the Company's Class A Common Stock under the Exchange Act.

         Additionally, all documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, upon request, without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than certain exhibits to such documents which are not specifically incorporated by reference in such documents). Requests for such copies should be directed to: John O. Barwick, III, Vice President--Finance, Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia 31901, telephone (706) 576-3400.

                               -------------------


         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus or a supplement to this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                              --------------------

                                   THE COMPANY

         The Company is the largest motion picture exhibitor in the United States in terms of number of theatres and screens operated. As of September 30, 1997, the Company operated 525 theatres with an aggregate of 2,699 screens located in 35 states. The Company's screens are located primarily in communities where the Company is the sole or leading exhibitor. Nearly all of the Company's screens are located in multi-screen theatres, with over 96% of its screens located in theatres with three or more screens. The Company was incorporated in Delaware in 1982 in connection with the leveraged buy-out of the Company's predecessor, the Martin Theatres Circuit, by present management.

         The principal executive offices of the Company are located at 1301 First Avenue, Columbus, Georgia 31901, and the telephone number at that address is (706)576-3400.

                                 RISK FACTORS

         Prospective purchasers of the Common Stock should carefully consider the factors set forth below, as well as the other information contained in this Prospectus, in evaluating an investment in the Common Stock offered hereby.

EXPANSION PLANS

        Theatre acquisitions and new theatre openings have greatly expanded the Company's operations in the past, and the Company intends to continue to pursue a strategy of expansion that will involve the development of new theatres, potential acquisitions of existing theatres and theatre circuits, and expansion of existing facilities. There is significant competition for potential site locations and existing theatre and theatre circuit acquisition opportunities. As a result of such competition, the Company may be unable to acquire attractive site locations or existing theatres or theatre circuits on terms the Company considers acceptable. The development of new theatres involves certain risks, including the possibility of construction cost overruns and delays, uncertainty of site acquisition costs and availability, uncertainties as to market potential, zoning and tax law considerations, market deterioration and the emergence of market competition from unexpected sources. Additionally, expansion of the Company's operations, whether through theatre development or acquisitions, involves the risk that the Company might not effectively manage such growth as effectively as it has in the past.

        New theatre openings and acquisitions typically have been financed with internally generated cash and by debt financings, including borrowings under the Company's bank credit facility. In addition to these sources, financing for expansion may be in the form of additional equity or debt securities, additional bank financing and other forms of long-term debt and, where appropriate, future lease financing. There can be no assurance that the Company will be able to obtain such additional financing at the time it is needed or that such additional financing, if available, will be on terms that are acceptable to the Company. Any equity-based financings may result in dilution of the interests of the current stockholders of the Company. The Company's bank credit facility and its outstanding senior notes contain certain financial and other covenants, and the incurrence of other debt may impose additional restrictions on the Company.


DEPENDENCE UPON MOTION PICTURE PRODUCTION AND PERFORMANCE

         The Company's business is dependent both upon the availability of suitable motion pictures for exhibition in its theatres and the performance of such pictures in the Company's markets. Accordingly, the Company's results of operations will vary from period to period based upon the quantity and quality of the motion pictures it exhibits. A disruption in the production of motion pictures or lack of motion pictures could have a material adverse effect on the Company's business.

SEASONALITY

        The Company's revenues have been seasonal, coinciding with the timing of major releases of motion pictures by the major distributors. Generally, the most marketable motion pictures have been released during the summer and the Thanksgiving through year-end holiday season, and motion picture exhibitors have had proportionately higher revenues during such periods. The seasonality of motion picture exhibition revenue has become less pronounced in recent years as studios have begun to release major motion pictures more evenly throughout the year, and the unexpected emergence of a hit film during other periods can also alter the traditional trend. During fiscal year 1996, the percentages of the Company's total box office revenue by quarter were as follows: first quarter 21.6%; second quarter 24.5%; third quarter 28.1%; and fourth quarter 25.9%.

DUAL CLASSES OF COMMON STOCK; CONTROL BY PRINCIPAL SHAREHOLDERS

         The outstanding Common Stock of the Company consists of 9,918,587 shares of Class A Common Stock and 1,420,700 shares of Class B Common Stock as of September 30, 1997. Except for voting as to certain matters, holders of both classes of Common Stock vote together as a single class, with Class A Common Stock having one vote per share and Class B Common Stock having ten votes per share. The two classes of Common Stock also differ as to dividend rights, convertibility and transferability. Through its ownership, directly or indirectly, of all the outstanding shares of the Class B Common Stock and 124,791 shares of the Class A Common Stock, including shares subject to purchase upon exercise of vested options, the Patrick Family (including C. L. Patrick, the Chairman of the Company's Board of Directors, Michael W. Patrick, the Company's President and Chief Executive Officer, and Carl L. Patrick, Jr., a director of the Company) owns approximately 59% of the combined voting power of both classes of Common Stock. Such ownership allows them to elect all of the directors of the Company and to determine the outcome of any other matter submitted to stockholders for approval (except for matters requiring approval of both classes voting separately). The voting rights of the Class B Common Stock may make the Company less attractive as the potential target of a hostile tender offer or other proposal to acquire or merge with the Company, even if such actions would be in the best interests of the holders of the Class A
Common Stock.

DEPENDENCE UPON SENIOR MANAGEMENT

         The Company's success depends in part on the continued contribution of its senior management, including Michael W. Patrick, the Company's President, and John O. Barwick, III, Vice President-Finance. The loss of the services of one or more members of the Company's senior management could have a material adverse effect upon the Company's business and development. The Company has an employment agreement with Michael W. Patrick.

COMPETITION

         The Company's operations are subject to varying degrees of competition with respect to licensing films, attracting patrons, obtaining new theatre sites and acquiring theatre circuits. In addition, the Company's theatres face competition from a number of motion picture exhibition delivery systems, such as pay television, pay-per-view and home video systems. While the impact of such delivery systems on the motion picture industry is difficult to determine precisely, there can be no assurance that they will not have an adverse impact on attendance. Movie theatres also face competition from other forms of entertainment competing for the public's leisure time and disposable income.

DIVIDEND POLICY; RESTRICTIONS ON DIVIDENDS

        The Company has never declared or paid a cash dividend on its Common Stock. It is the present policy of the Board of Directors to retain all earnings to support operations and to finance expansion of the business; therefore, the Company does not anticipate declaring or paying cash dividends on the Common Stock in the foreseeable future. The declaration and payment of dividends in the future is within the discretion of the Board of Directors and is subject to many considerations, including covenants in debt instruments, operating results, business and capital requirements and other factors. Pursuant to its various debt instruments, the Company is subject to certain restrictive provisions which, among other things, limit the payment of dividends and other defined restricted payments, require that certain debt to capitalization ratios be maintained and require minimum levels of cash flows.

CERTAIN ANTI-TAKEOVER PROVISIONS

        Certain provisions of the Company's Restated Certificate of Incorporation and By-Laws and the Delaware General Corporation Law could have the effect of delaying, deterring or preventing a change in control of the Company not approved by the Board of Directors, even if the change in control were in the stockholders interests. As previously noted above under the caption "Dual Classes of Common Stock; Control by Principal Shareholders", the voting power of the Class B Common Stock may make the Company less attractive as the potential target of a hostile tender offer or other proposal to acquire or merge with the Company. In addition, under the Company's Certificate of Incorporation, the Company's Board of Directors has the authority to issue up to 1,000,000 shares of Preferred Stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the Company's stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. While the Company has no present intention to issue shares of Preferred Stock, such issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. In addition, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The application of Section
203 could have the effect of delaying or preventing a change of control of the Company.

FORWARD-LOOKING INFORMATION

         This Prospectus, including the information incorporated by reference herein, contains various forward-looking statements and information that are based on the Company's belief and assumptions, as well as information currently available to the Company. When used in this Prospectus, the words "believe," "anticipate," "estimate," "expect," and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares offered hereby. All of the proceeds from the sale of the Shares offered hereby will be received by the Selling Shareholders.

                            THE SELLING SHAREHOLDERS

         All of the Shares offered hereby are beneficially owned by the Selling Shareholders and were acquired by the Selling Shareholders in connection with the Company's acquisition of First International Theatres ("First International"). The Selling Shareholders do not beneficially own any shares of Common Stock or other securities of the Company other than the Shares. Since the Selling Shareholders may sell all, or some or none of the Shares, no estimate can be made of the aggregate number of Shares that are to be offered hereby or that will be beneficially owned by the Selling Shareholders upon completion of the offering contemplated by this Prospectus.

         The following table sets forth the name of each Selling Shareholder, the number of shares of the Company's Class A Common Stock held by each such person as of November 1, 1997, the number of shares which may be offered for the account of each such person, and the number of shares of Class A Common Stock to be owned by each such person if all the Shares offered hereby are sold.


                                                                           Number of Shares to
                                    Number of Shares   Number of Shares     be Owned if All
              Selling                    Held at          Which May        Shares Offered Are
            Shareholders            November 1, 1997      be Offered      Sold in this Offering
            ------------            ----------------   ----------------   ---------------------
James G. Robinson                      114,566           114,566              -0-

Gary Barber                              3,297             3,297              -0-

Morgan Creek Productions, Inc.           4,614             4,614              -0-

Ron D. Leslie                            6,509             6,509              -0-




         The Company entered into a Stock Purchase Agreement dated June 27, 1997 (the "Agreement") whereby it acquired ownership of First International through the acquisition of the ownership interests of its partners Morgan Creek Theaters, Inc., a Delaware corporation ("Morgan Creek"), SB Holdings, Inc., a Delaware corporation ("SB Holdings"), and RDL Consulting Limited Liability Company, a Wyoming limited liability company ("RDL Consulting"). Pursuant to the Agreement, the shareholders of Morgan Creek received 122,477 shares of Class A Common Stock, the members of RDL Consulting received cash plus 6,509 shares of Class A Common Stock, and the shareholders of SB Holdings received cash. James G. Robinson and Gary Barber were the sole shareholders of Morgan Creek and are the sole shareholders of Morgan Creek Productions, Inc. Ron D. Leslie was the owner of 95% of the ownership interests in RDL Consulting.

         Pursuant to the Agreement, the Company has filed the Registration Statement of which this Prospectus forms a part covering the sale of the Shares by the Selling Shareholders. The Company is obligated to use its best efforts to have the Registration Statement become effective, and to keep the Registration Statement continuously effective until the earlier of (i) the time when all the Shares have been sold by the Selling Shareholders, and (ii) the earlier of one year following the Closing Date (as defined in the Agreement) or such earlier time, if any, as to which Rule 144 shall be available for resales of the Shares. The Company has agreed to pay all expenses incurred in connection with the registration and sale of the Shares pursuant to the Agreement, other than brokerage fees or commissions, underwriting discounts and fees of any counsel for the Selling Shareholders. Any of the Shares sold pursuant to this Prospectus will no longer be entitled to the benefits of the Agreement.

                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest, if any, who acquire the Shares in transactions permitted under the Agreement. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemented prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, and (vi) other facts material to the transaction.

         The Selling Shareholders have agreed to pay any brokerage fees or commissions, underwriting discounts and fees of any counsel for the Selling Shareholders in connection with the registration and sale of the Shares. All other expenses in connection with the registration and sale of the Shares hereunder will be paid by the Company. The securities laws of a particular state might require that the Shares be sold in that state only through registered or licensed brokers or dealers.

         The Company has agreed to use its reasonable efforts to keep the Registration Statement covering the sale of the Shares by the Selling Shareholders continuously effective until the earlier of (i) the time when all the Shares have been sold by the Selling Shareholders, and (ii) the earlier of one year following the Closing Date or such earlier time, if any, as to which Rule 144 shall be available for resales of the Shares.

         Pursuant to the terms of the Agreement, the Company and the Selling Shareholders have agreed to indemnify each other and certain other parties, including underwriters, if any, for certain liabilities, including liabilities under the Securities Act, in connection with the registration of the Shares.

                                  LEGAL MATTERS

         The validity of the shares of Class A Common Stock offered hereby will be passed upon for the Company by Troutman Sanders LLP, Atlanta, Georgia. Carl
E. Sanders, a partner in Troutman Sanders LLP, is a director of the Company and the beneficial owner of 56,228 shares of Class A Common Stock.

                                     EXPERTS

         The consolidated financial statements of the Company incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses to be paid in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

           SEC registration fee..................................    $  1,205
           NYSE listing fee......................................       1,500
           Legal fees and expenses...............................      20,000
           Accounting fees and expenses..........................      14,000
           Miscellaneous.........................................         295
                                                                     --------
           Total.................................................    $ 37,000

All of the above items are estimates except the SEC registration fee and the NYSE listing fee. All of such estimated expenses will be borne by the Company.

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Article VI of the Company's By-Laws provides that the Company shall indemnify the directors and officers of the Company to the fullest extent authorized by the Delaware General Corporation Law.

         Article 9 of the Company's Certificate of Incorporation provides in regard to the limitation of liability of directors and officers as follows:

                  No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under
         Section 174 of the Delaware General Corporation Law, or (iv) for any transaction for which the director derived an improper personal benefit. This Article NINTH shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article NINTH became effective.

ITEM 16.                   EXHIBITS.

  Exhibit No.    Description
  -----------    -----------

2 Stock Purchase Agreement dated June 27, 1997 by and between Carmike Cinemas, Inc., Eastwynn Theatres, Inc., Morgan Creek Theaters, Inc., SB Holdings, Inc., RDL Consulting Limited Liability Company, and the Sellers (as defined therein)
                 (filed as Exhibit 2 to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference).

*5               Opinion of Troutman Sanders LLP.

*23.1            Consent of Troutman Sanders LLP (included in Exhibit 5).

 23.2            Consent of Ernst & Young LLP.

*24 Powers of Attorney (included on the signature page to the Registration Statement as filed on September 2, 1997).

--------------------
* Previously filed

ITEM 17.          UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that the Registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if such information is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d)      The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 7, 1997.


                                            CARMIKE CINEMAS, INC.


                                            By:      /s/  John O. Barwick, III
                                                     -------------------------
                                                     John O. Barwick, III
                                                     Vice President--Finance


         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated below and as of the date above indicated.

                SIGNATURE                          CAPACITY
                ---------                          --------

*/s/  Michael W. Patrick       Director, Chief Executive Officer and President
-----------------------          (Principal Executive Officer)
Michael W. Patrick

 /s/  John O. Barwick, III     Vice President--Finance
-----------------------          (Principal Financial and Accounting Officer)
John O. Barwick, III

*/s/  C. L. Patrick            Chairman of the Board
-----------------------
C. L. Patrick

*/s/  John W. Jordan, II       Director
-----------------------
John W. Jordan, II

*/s/  Carl L. Patrick, Jr.     Director
-----------------------
Carl L. Patrick, Jr.

*/s/  Carl E. Sanders          Director
-----------------------
Carl E. Sanders

*/s/  David W. Zalaznick       Director
-----------------------
David W. Zalaznick

*By: /s/ John O. Barwick, III
     --------------------------
     John O. Barwick, III
     Attorney-in-fact

                                EXHIBIT INDEX

Exhibit No.       Description

 2 Stock Purchase Agreement dated June 27, 1997 by and between Carmike Cinemas, Inc., Eastwynn Theatres, Inc., Morgan Creek Theaters, Inc., SB Holdings, Inc., RDL Consulting Limited Liability Company, and the Sellers (as defined therein) (filed as Exhibit 2 to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference).

*5                Opinion of Troutman Sanders LLP.

*23.1             Consent of Troutman Sanders LLP (included in Exhibit 5).

 23.2             Consent of Ernst & Young LLP.

*24 Powers of Attorney (included on the signature page to the Registration Statement).

--------------------
* Previously filed